Exhibit 5
Form 10-KSB
Reddi Brake Supply Company, Inc.

                      ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                               OF
                  WESCO AUTO PARTS CORPORATION

     Pursuant to the applicable provisions of the Nevada Business

Corporations Act, Wesco Auto Parts Corporation (the

"Corporation") adopts the following Articles of Amendment to its

Articles of Incorporation by stating the following:

     FIRST:    The present name of the Corporation is Wesco Auto

Parts Corporation.

     SECOND:   The following amendments to its Articles of

Incorporation were adopted by majority vote of shareholders of the Corporation on April 21, 1994 in the manner prescribed by

Nevada law.

     Article I is amended as follows:

                            ARTICLE I

                              NAME

     The name of the Corporation shall be: Reddi Brake Supply

Corporation.

     THIRD:    The number of shares of the corporation

outstanding and entitled to vote at the time of the adoption of said amendment was 17,690,140.

     FOURTH:   The number of shares voted for such amendment was

12,143,276 (68.6%) and the number voted against such amendment was 11,470.

     DATED this 21st day of April, 1994.

                              WESCO AUTO PARTS CORPORATION
By:  /s/ Bruce Douglass, President
                              By: /s/ Michael J. Cassidy,
Secretary

                              E-15
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